EXHIBIT 99.1

Tronox Completes Cristal Acquisition
Transformative combination creates the world’s largest vertically integrated titanium dioxide producer
Divestiture of Cristal’s North American titanium dioxide business to occur May 1, 2019

FOR IMMEDIATE RELEASE

STAMFORD, Conn., April 10, 2019 /PRNewswire/ -- Tronox Holdings plc (NYSE: TROX) (“Tronox” or the “Company”), a global mining and inorganic chemicals company, today announced it has completed its acquisition of the titanium dioxide (“TiO2”) business of The National Titanium Dioxide Company Limited (“Cristal”). The FTC issued an Order and Decision today, allowing the transaction to proceed with the divestiture of Cristal’s North American TiO2 business to INEOS Enterprises, a division of INEOS (“INEOS”). The divestiture transaction is scheduled to close on May 1, 2019. The previously announced divestiture of the 8120 paper laminate grade to Venator Materials PLC (NYSE: VNTR), which was approved by the European Commission in August 2018, is expected to close imminently.

“I am pleased this transformative acquisition has finally been completed and I greatly admire the resiliency both organizations have shown throughout this process. I also appreciate the professionalism and collaborative mindset applied by the FTC Bureau of Competition and the staff of the FTC in working with Tronox, Cristal and INEOS to reach this resolution,” said Jeffry N. Quinn, chairman and chief executive officer of Tronox. “We look forward to getting to the business of creating value for our shareholders, serving the needs of our global customers and creating opportunities for our employees.”

Webcast Conference Call
Tronox will conduct a webcast conference call on Thursday, April 11, 2019, at 8:30 a.m. EDT (New York) to discuss the transaction. The live call is open to the public via internet broadcast and telephone.

Internet Broadcast: tronox.com
Dial-in Telephone Numbers:
U.S. and Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 4292033

Conference Call Presentation Slides will be used during the conference and made available on tronox.com

EXHIBIT 99.1
Conference Call Replay: Available via the internet and telephone beginning on Thursday, April 11, 2019 at 11:30 a.m. EDT (New York) until Wednesday, April 17, 2019 at:30 a.m. EDT (New York)
Internet Replay: tronox.com
Replay Dial-in Telephone Numbers:
U.S. and Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 4292033

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About Tronox
Tronox Holdings plc is a vertically integrated mining and inorganic chemical business. The company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper and other everyday products. For more information, visit tronox.com.

About Cristal
Cristal (also known as The National Titanium Dioxide Company Limited) operates eight manufacturing plants in seven countries on five continents and employs approximately 4,100 people worldwide.  Cristal is owned 79 percent by Tasnee (a listed Saudi joint-stock company) and 20 percent by Gulf Investment Corporation (GIC), a company equally owned by the six states of the Gulf Cooperation Council (GCC), headquartered in Kuwait.  One percent of the company is owned by Dr. Talal A. Al-Shair, who also serves as vice chairman, Tasnee and chairman of Cristal.

About INEOS
INEOS Enterprises is comprised of a portfolio of businesses manufacturing and distributing chemical products from its facilities and offices in Europe, USA, Canada, and Asia with global sales of more than €1bn. INEOS Enterprises is focused on meeting the developing needs of its customers and rapid growth both through acquisition and through investment in new manufacturing facilities/products.

Forward-Looking Statements
Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Specifically, there can be no assurance that we will be able to integrate Cristal’s TiO2 business and realize any expected synergies or achieve any expected financial or other results of the acquisition.  Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

EXHIBIT 99.1

Tronox Media Contact: Melissa Zona
 +1 636.751.4057

Tronox Investor Contact: Brennen Arndt
 +1 646.960.6598